Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Farmers National Banc Corp.:

Form S-3D No. 333-180649

Form S-8 No. 333-217925

Form S-8 No. 333-188570

Form S-8 No. 333-176399

Form S-8 No. 333-264763

of our report dated March 5, 2026, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe LLP

Columbus, Ohio

March 05, 2026